Exhibit 99.1

Independent Auditor’s Report

To the Members

GEF WW Parent LLC and Subsidiaries

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of GEF WW Parent LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GEF WW Parent LLC and Subsidiaries as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Phoenix, Arizona

March 23, 2018

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2017 and 2016

	2017	2016
Assets
Current assets:
Cash	$3,319,610	$4,485,060
Accounts receivable, net	8,018,609	6,985,317
Inventories, net	10,667,926	7,702,863
Prepaid expenses and other assets	621,605	428,415

Total current assets	22,627,750	19,601,655

Equipment and leasehold improvements, net	14,615,842	10,683,446

Intangibles, net	49,725,809	56,377,198
Goodwill	38,844,006	38,844,006
Product certifications, net	217,402	100,281
Other assets	198,206	193,528

Total other assets	88,985,423	95,515,013

Total assets	$126,229,015	$125,800,114

Liabilities and Members’ Equity
Current liabilities:
Current portion of note payable	$3,025,640	$1,723,500
Accounts payable	5,910,501	6,337,705
Accrued expenses	2,218,533	3,067,660
Deferred revenue	2,877,969	4,103,232

Total current liabilities	14,032,643	15,232,097

Note payable, less current portion	38,450,026	41,135,764
Other long-term liabilities	2,412,715	1,118,391

Total noncurrent liabilities	40,862,741	42,254,155

Total liabilities	54,895,384	57,486,252

Commitments and contingencies
Members’ equity:
Members’ capital	60,431,316	61,938,122
Members’ accumulated earnings	10,902,315	6,375,740

Total members’ equity	71,333,631	68,313,862

Total liabilities and members’ equity	$126,229,015	$125,800,114

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2017 and 2016

	2017	2016
Net sales	$100,158,533	$89,762,595

Cost of goods sold:
Materials	38,647,117	34,068,765
Labor and benefits	11,712,950	11,797,776
Shipping	7,715,018	5,219,021
Other manufacturing costs	6,285,480	5,345,679

Total cost of goods sold	64,360,565	56,431,241

Gross profit	35,797,968	33,331,354
Selling, general and administrative expenses	27,402,707	22,391,588

Income from operations	8,395,261	10,939,766
Other expense:
Interest expense	(4,300,029)	(4,317,584)

Net income	$4,095,232	$6,622,182

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Years Ended December 31, 2017 and 2016

	Members’ Capital	Members’ Accumulated Earnings	Total
Balance, December 31, 2015	$65,591,410	$(668,768)	$64,922,642
Distributions	(3,653,288)	–	(3,653,288)
Incentive unit compensation expense	–	422,326	422,326
Net income	–	6,622,182	6,622,182

Balance, December 31, 2016	61,938,122	6,375,740	68,313,862
Distributions	(1,506,806)	–	(1,506,806)
Incentive unit compensation expense	–	431,343	431,343
Net income	–	4,095,232	4,095,232

Balance, December 31, 2017	$60,431,316	$10,902,315	$71,333,631

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$4,095,232	$6,622,182
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,029,733	735,058
Amortization	6,651,389	6,651,390
Amortization for product certifications	61,416	72,051
Amortization of debt discount and deferred financing fees	254,205	251,665
Loss on disposal of equipment	44,932	62,845
Bad debt expense	191,164	40,961
Inventory provision	(100,000)	60,000
Noncash incentive unit compensation expense	431,343	422,326
Changes in working capital components:
Accounts receivable	(1,224,456)	(2,947,759)
Inventories	(2,865,063)	(1,791,897)
Prepaid expenses and other assets	(197,868)	(533,215)
Accounts payable	(427,204)	3,106,626
Accrued expenses	(849,127)	1,197,459
Deferred revenue	(1,225,263)	535,651
Other long-term liabilities	1,294,324	1,118,391

Net cash provided by operating activities	8,164,757	15,603,734

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(6,007,061)	(9,442,178)
Additions to production certification	(178,537)	(22,781)

Net cash used in investing activities	(6,185,598)	(9,464,959)

Cash flows from financing activities:
Cash paid for loan costs	–	(159,801)
Principal payments on notes payable	(1,637,803)	(1,012,000)
Distributions to members	(1,506,806)	(3,653,288)

Net cash used in financing activities	(3,144,609)	(4,825,089)

Net (decrease) increase in cash	(1,165,450)	1,313,686
Cash, beginning of year	4,485,060	3,171,374

Cash, end of year	$3,319,610	$4,485,060

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,045,824	$4,065,919

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

GEF WW Parent LLC (dba Western Window Systems) is a limited liability company that is a market- leading resource for doors and windows primarily used in wide opening applications that facilitate indoor- outdoor living. The Company manufactures aluminum doors and windows and vinyl doors sold into the high-end custom home market, the production home market and select commercial markets. The Company is located in Phoenix, Arizona.

Basis of consolidation: These financial statements present the consolidated financial position of GEF WW Parent LLC (Parent) and its subsidiaries, GEF WW Intermediate LLC (Intermediate) (100 percent owned by Parent), GEF WW Buyer LLC (Buyer) (100 percent owned by Intermediate), and WWS Acquisition, LLC (100 percent owned by Buyer) (together, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates: The preparation of the consolidated financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include impairment considerations and valuation of incentive units. Actual results could differ from those estimates.

Cash: The Company may have cash in banks or other financial institutions in excess of their federally insured limits. The Company has not experienced any losses on these accounts.

Concentration of credit risk: The Company’s top suppliers accounted for approximately 56 percent and 33 percent of accounts payable, and 66 percent and 43 percent of total purchases, for the years ended December 31, 2017 and 2016, respectively.

Accounts receivable: Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within specific terms by the customer. Early pay discounts are generally allowed for customers who provide a 50 percent deposit with a new custom order and pay the respective invoices within thirty days of the invoice date. The Company has a volume program which does not require a deposit and is eligible for the early pay discount provided the respective invoices are paid within ten days of the invoice date. An allowance for discounts of approximately $114,000 is recorded as of December 31, 2016. No allowance for discounts has been recorded as of December 31, 2017.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts, if necessary, based on estimated losses that will be incurred in collection of all receivables. The estimated losses are based on historical collection experience combined with a review of the current status of the existing receivables. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. After collection efforts have been exhausted and management deems a receivable balance uncollectible, the allowance is adjusted and the accounts receivable balance is reduced. The allowance for doubtful accounts is approximately $341,000 and $161,000 at December 31, 2017 and 2016, respectively.

Inventories: Inventories consist of raw materials and work-in-process. Work-in-process includes materials, labor and manufacturing overhead. Inventories are valued at the lower of cost (first-in, first-out)

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

or net realizable value. Management establishes inventory reserves based upon projected customer demand compared to on-hand quantities. The inventory reserve recorded is $50,000 and $150,000 as of December 31, 2017 and 2016, respectively.

Debt discount: Lender fees and other finance costs incurred in connection with amounts financed are recorded as a debt discount. Such discount is amortized using the effective interest method over the terms of the related debt. Total amortization of this discount was approximately $254,000 and $252,000 for the years ended December 31, 2017 and 2016, respectively. Amortization of debt discount is included in interest expense.

Equipment and leasehold improvements: Equipment and leasehold improvements are stated at cost. Depreciation and amortization is computed on the straight-line method over the estimated useful lives as follows:

Useful Lives
Description:
Machinery, equipment and vehicles	3 - 10 years
Furniture and fixtures	3 - 7 years
Leasehold improvements	Lesser of estimated
useful life or lease term

Intangible assets: Intangible assets represent the fair value of customer lists, trade name, backlog and non-compete agreements acquired in connection with the acquisition of Western Window Systems, Inc. and are amortized over their estimated useful lives of 3 to 16 years. The fair values of customer lists, backlog and non-compete agreements were estimated based on discounted cash flows attributable to each respective intangible asset. The fair value of the trade name was estimated based on a relief from royalty method as the Company owns their trade name and is not required to pay a third party to license the name.

Goodwill: Goodwill represents the excess of costs over the fair value of the identifiable net assets acquired. The Company evaluates goodwill for impairment in accordance with Accounting Standards Codification (ASC) 350, Goodwill and Other Intangible Assets. ASC 350 requires goodwill to be tested for impairment using a two-step process, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. An impairment loss is recognized to the extent the carrying value of goodwill exceeds the implied fair value. Management has elected to perform its annual impairment testing in December of each year. Upon completion of its annual testing, management determined no impairment has occurred as of December 31, 2017 and 2016.

Impairment of long-lived assets: Long-lived assets, such as equipment, leasehold improvements and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated and undiscounted future cash flows expected to be generated by the asset or asset group at the lowest level of identifiable cash flows. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset group exceeds its fair value. Assets to be disposed of would be separately presented in the consolidated balance sheets reported at the lower of the carrying amount or fair value less costs to dispose, and would no longer be depreciated. No impairment loss has been recognized as of December 31, 2017 and 2016.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Product certifications: Product certifications represent costs incurred to obtain certification by regulators in order to sell the Company’s products. These certifications typically expire every four years, and costs incurred are amortized over the applicable certification period. Amortization expense was approximately $61,000 and $72,000 for the years ended December 31, 2017 and 2016, respectively.

Revenue recognition: Revenue is recognized upon shipment of products, at the time title and ownership transfers to the customer, the sales price is fixed, collection is reasonably assured, and there are no significant obligations remaining. Shipping and handling charges to customers are included in net sales. Shipping and handling costs incurred are included in cost of goods sold. All payments received in advance are recorded as deferred revenue in the consolidated balance sheets.

Sales taxes: Sales to customers are recorded net of the customers’ state and local sales tax obligations. Sales taxes are charged to customers at the applicable rates in effect for the taxing jurisdiction and remitted to the taxing authority in accordance with state law. These taxes are not recorded as revenues or expenses, but as a pass-through activity in the consolidated balance sheets.

Product warranty provisions: Management accrues monthly an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. Effective August 1, 2017, the Company began providing a 10-year warranty on materials and workmanship and a limited lifetime warranty on insulated glass. Management assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. A warranty liability of approximately $498,000 and $491,000 is included in accrued expenses in the accompanying consolidated balance sheets as of December 31, 2017 and 2016, respectively.

Advertising costs: The costs of advertising and promotion are expensed as incurred. Advertising expense for the years ended December 31, 2017 and 2016 was approximately $2,191,000 and $1,912,000, respectively.

Income taxes: As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with provisions under its operating agreement. There are, however, certain other jurisdictions which levy income tax on the entity, and accordingly, a provision has been considered in the accompanying consolidated financial statements.

The Financial Accounting Standards Board (FASB) issued guidance on accounting for uncertainty in income taxes. Management evaluated the Company’s tax positions and concluded that they had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. The Company is no longer subject to income tax examinations by the U.S. federal authorities for years before 2014 and state or local tax authorities for years before 2013.

Unit-based compensation: The Company has granted incentive units to certain officers and employees. Unit-based compensation expense is measured at the grant date for all unit-based awards to employees and officers, based on the fair value of the award, and is recognized as an expense over the requisite service period, which is generally the vesting period.

Recent accounting pronouncements: In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. Management is currently evaluating the impact of its pending adoption of the new standard on its consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, on a prospective basis. The adoption of this standard had no impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows, with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 is effective for annual periods, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated statement of cash flows.

In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in the ASU remove Step 2 from the goodwill impairment test required under previous U.S. GAAP. Entities will perform their goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. Entities should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This ASU will be effective for the Company for fiscal years beginning after December 15, 2021, on a prospective basis. Early adoption of ASU 2017-04 is permitted. The Company is currently evaluating the effects the adoption of this guidance will have on its consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. Management is currently evaluating the impact of its pending adoption of the new standard on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-09 will be effective for the Company beginning on January 1, 2018. Different methods of adoption are required for the various amendments and early adoption is permitted, but all of the amendments must be adopted in the same period. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations, and cash flows.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, to provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC 718. The amendments in the ASU are effective for fiscal years beginning after December 15, 2017, and should be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

Reclassification: Certain items in the consolidated financial statements as of and for the year ended December 31, 2016, have been reclassified, with no effect on income or members’ equity, to be consistent with the classification as of and for the year ended December 31, 2017.

Subsequent events: Management has evaluated subsequent events through March 23, 2018, the date which the consolidated financial statements were available to be issued.

Note 2. Inventories

The inventories consist of the following at December 31:

	2017	2016
Raw materials	$9,812,591	$6,527,101
Work-in-progress	905,335	1,325,762
Inventory reserves	(50,000)	(150,000)

Total	$10,667,926	$7,702,863

Note 3. Equipment and Leasehold Improvements

The following is a summary of equipment and leasehold improvements as of December 31:

	2017	2016
Furniture and fixtures	$2,327,865	$746,306
Machinery and equipment	7,715,544	1,172,584
Vehicles	108,840	21,218
Leasehold improvements	6,945,689	170,722
Construction in progress	439,549	9,477,332
Less accumulated depreciation	(2,921,645)	(904,716)

Total equipment and leasehold improvements	$14,615,842	$10,683,446

Depreciation expense was approximately $2,030,000 and $735,000 for the years ended December 31, 2017 and 2016, respectively.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2016, the Company entered into a facility lease in which the landlord provided a lease incentive option in the form of leasehold improvements to be reimbursed by the landlord and six free months of rent. The Company recorded an asset and a corresponding liability for the amount of the lease incentive option. The leasehold incentive obligation is being amortized over the lease term as a reduction to rent expense. At December 31, 2017 and 2016, the remaining lease obligation was approximately $1,898,000 and $953,000, respectively, and is included in other liabilities on the consolidated balance sheets. The amount amortized during the year ended December 31, 2017, was approximately $126,000. No amounts were amortized during the year ended December 31, 2016.

Note 4. Related-Party Transactions

The Company incurred the following related-party expenses for the Board of Managers and members for the years ended December 31:

	2017	2016
Interest on term note (Note 7)	$1,265,026	$1,271,309
Management fees and expenses	75,082	59,074

	$1,340,108	$1,330,383

Note 5. Intangible Assets and Goodwill

The following intangible assets and goodwill are included on the consolidated balance sheets at December 31:

	2017
	Weighted- Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Subject to amortization:
Customer relationships	9	$50,000,000	$13,425,926	$36,574,074
Trade name	16	15,400,000	2,326,042	13,073,958
Non-compete agreements	3	400,000	322,223	77,777
Backlog		600,000	600,000	–

		$66,400,000	$16,674,191	$49,725,809

Goodwill		$38,844,006	$–	$38,844,006

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2016
	Weighted- Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Subject to amortization:
Customer relationships	9	$50,000,000	$7,870,371	$42,129,629
Trade name	16	15,400,000	1,363,542	14,036,458
Non-compete agreements	3	400,000	188,889	211,111
Backlog		600,000	600,000	–

		$66,400,000	$10,022,802	$56,377,198

Goodwill	NA	$38,844,006	$–	$38,844,006

Estimated aggregate amortization expense for each of the next five years and thereafter is as follows:

Years ending December 31:
2018	$6,595,833
2019	6,518,056
2020	6,518,056
2021	6,518,056
2022	6,518,056
Thereafter	17,057,752

$49,725,809

Amortization expense was approximately $6,651,000 for each of the years ended December 31, 2017 and 2016.

Note 6. Line of Credit

The Company has entered into a credit agreement (Credit Agreement) which provides for a revolving loan commitment of $5,000,000 (Revolver). The Revolver is subject to a borrowing base calculation, as defined in the Credit Agreement. Borrowings under the Revolver bear an interest rate equal to the base rate plus the base margin, as defined in the Credit Agreement, totaling approximately 5.25 percent at December 31, 2017. At December 31, 2017 and 2016, there were no borrowings outstanding on the Revolver. Substantially all of the assets of the Company are pledged as collateral. During July 2017, the Revolver’s maturity date was extended to July 2019 and the unused line fee was reduced to 0.15 percent. The Revolver is subject to certain financial and nonfinancial covenants. The Credit Agreement also provides a term loan commitment in the original principal amount of $45,000,000. Note payable borrowings under the term loan commitment are discussed in Note 7 below.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7. Note Payable

Note payable consists of the following at December 31:

	2017	2016

Note payable secured by substantially all assets of the Company, due in principal installments of $225,000 per quarter through September 30, 2016, $337,500 per quarter through September 30, 2017, $450,000 per quarter through September 30, 2018, and $562,500 per quarter through June 30, 2020, with the remaining outstanding balance due on July 31, 2020. Interest is due monthly at LIBOR plus the LIBOR margin, as defined in the Credit Agreement, totaling 9.69% at December 31, 2017. Beginning with the year ended December 31, 2016, the Credit Agreement requires an additional annual payment based on the excess cash flow calculation, as defined in the Credit Agreement. The Credit Agreement is subject to financial and nonfinancial covenants.

	$42,124,698	$43,762,500

	42,124,698	43,762,500
Less debt discount	(649,032)	(903,236)
Less current maturities	(3,025,640)	(1,723,500)

	$38,450,026	$41,135,764

At December 31, 2017, management believes the Company is in compliance with all financial and nonfinancial covenants. Current maturities at December 31, 2017, include an excess cash flow payment of approximately $1,113,000 as required under the Credit Agreement based on the Company meeting certain financial ratios.

During August 2016, certain provisions of the Credit Agreement were amended to increase the capital expenditures provision and add a liquidity covenant.

Future maturities of notes payable are as follows:

Years ending December 31:
2018	$3,025,640
2019	2,250,000
2020	36,849,058

$42,124,698

Note 8. Warranty Liability

Changes in the warranty liability included in accrued expenses are as follows:

	2017	2016
Balance at the beginning of period	$491,183	$260,026
Warranty expense accrued during the period	374,128	852,294
Warranty claims incurred during the period	(367,268)	(621,137)

Balance at the end of period	$498,043	$491,183

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9. Members’ Equity

The Company was formed in June 2015, and the Operating Agreement included the establishment of a Board of Managers and two classes of Membership Units. Generally, profits and losses will be allocated to each holder of Membership Units on a pro-rata basis based on the number of units held, and holders of units are to receive quarterly tax distributions on a pro-rata basis.

Common units: Initial capital of approximately $67,000,000 was contributed by members in exchange for common units. The holders of common units have voting rights. There were 890,000 common units outstanding as of December 31, 2017 and 2016.

Incentive units: Holders of incentive units do not have voting rights. See further discussion of the incentive units in Note 12.

Note 10. Profit Sharing Plan

The Company has a 401(k) profit sharing plan for the benefit of its employees. To participate, employees must meet certain eligibility requirements as defined by the plan. The Company may make contributions to the plan at their discretion. The Company’s expense for the plan was approximately $120,000 and $80,000 for the years ended December 31, 2017 and 2016, respectively.

Note 11. Commitments and Contingencies

Operating leases: The Company leases its office and warehouse space and various other equipment through non-cancelable operating leases expiring through October 2022. Monthly payments for these leases range from $300 to approximately $92,000.

Future minimum lease payments under these arrangements are as follows:

Years ending December 31:
2018	$1,652,000
2019	1,681,000
2020	1,345,000
2021	1,332,000
2022 and thereafter	7,342,000

$13,352,000

Rent expense was approximately $1,672,000 and $723,000 for the years ended December 31, 2017 and 2016, respectively.

Litigation: The Company, from time to time, is involved in various legal proceedings and claims in the ordinary course of its business. In the opinion of the Company’s management, the probable resolution of such contingencies will not have a material adverse effect on the financial position or results of operations of the Company.

Note 12. Incentive Units

The Company’s Operating Agreement provides for the grant of incentive units to officers and employees of the Company. The total amount of incentive units reserved for issuance under the Equity

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Incentive Plan is 132,987. The total incentive units issued and outstanding were 125,313 at each of the years ended December 31, 2017 and 2016, and total vested units were 35,962 and 19,407 as of December 31, 2017 and 2016, respectively. The incentive units are both time vested and performance based incentive units. Time vested incentive units generally vest over five years and provide for accelerated vesting if there is a capital transaction (as defined). Performance based incentive units vest based on upon a capital transaction.

The Company uses an option pricing model to determine the fair value of unit grants. Compensation expense recorded for the years ended December 31, 2017 and 2016, respectively, in connection with the incentive unit grants was approximately $431,000 and $422,000 related to Series A. No compensation expense has been recorded relating to the Series B, C or D incentive units granted as those incentive units will vest upon the occurrence of a capital transaction. As of December 31, 2017 and 2016, there was approximately $764,000 and $1,195,000, respectively, of unrecognized compensation expense related to non-vested incentive units granted expected to be recognized over a weighted-average period of approximately four years. The incentive units do not have an expiration date.

The fair values of the incentive units at their grant dates were as follows:

	2017	2016
Series A	*	$23.17
Series B	*	16.53
Series C	*	12.51
Series D	*	10.01

The weighted-average assumptions utilized in the Black Scholes model for December 31 are as follows:

	2017	2016
Expected dividend yield	*	0.00%
Expected volatility	*	46.70%
Risk-free interest rate	*	1.27%
Expected life	*	4 years
Forfeiture rate	*	0.00%

*	No incentive units were granted in 2017.

A summary of incentive unit activity as of December 31 is presented below:

Incentive Units
Outstanding at December 31, 2015	102,299
Repurchased	–
Forfeited	–
Granted	23,014

Outstanding at December 31, 2016	125,313
Repurchased	–
Forfeited	–
Granted	–

Outstanding at December 31, 2017	125,313

Independent Auditor’s Report

To the Members

GEF WW Parent LLC and Subsidiaries

Phoenix, Arizona

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of GEF WW Parent LLC and Subsidiaries (Successor) which comprise the consolidated balance sheets as of December 31, 2016 and 2015, the related consolidated statements of operations, changes in members’ equity (deficit), and cash flows for the year ended December 31, 2016 and five-month period ended December 31, 2015, and the related notes to the consolidated financial statements. We have also audited the accompanying consolidated statements of operations, changes in members’ equity, and cash flows for the seven-month period ended July 31, 2015 and the related notes to the consolidated financial statements of WWS Acquisition, LLC (Predecessor) (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Successor as of and for the year ended December 31, 2016 and as of December 31, 2015, and the results of Successor and Predecessor operations and cash flows for the five-month period ended December 31, 2015 and the seven-month period ended July 31, 2015, respectively, in accordance with accounting principles generally accepted in the United States of America.

Phoenix, Arizona
March 20, 2017

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2016 and 2015

	2016	2015
ASSETS
Current assets:
Cash	$4,485,060	$3,171,374
Accounts receivable, net	6,985,317	4,078,519
Inventories, net	7,702,863	5,970,966
Prepaid expenses and other assets	428,415	88,728

Total current assets	19,601,655	13,309,587
Equipment and leasehold improvements, net	10,683,446	2,039,171

Intangibles, net	56,377,198	63,028,588
Goodwill	38,844,006	38,844,006
Product certifications, net	100,281	149,551
Other assets	193,528	–

Total other assets	95,515,013	102,022,145

Total assets	$125,800,114	$117,370,903

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Current portion of notes payable	$1,723,500	$1,012,500
Accounts payable	6,337,705	3,231,079
Accrued expenses	3,067,660	1,870,201
Deferred revenue	4,103,232	3,567,581

Total current liabilities	15,232,097	9,681,361
Notes payable, less current portion	41,135,764	42,766,900
Other long term liabilities	1,118,391	–

Total noncurrent liabilities	42,254,155	42,766,900

Total liabilities	57,486,252	52,448,261
Members’ equity:
Members’ capital	61,938,122	65,591,410
Members’ accumulated equity (deficit)	6,375,740	(668,768)

Total members’ equity	68,313,862	64,922,642

Total liabilities and members’ equity	$125,800,114	$117,370,903

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2016 and the

Five-Month Period Ended December 31, 2015 (Successor) and the

Seven-Month Period Ended July 31, 2015 (Predecessor)

		Successor	Predecessor
	Year Ended December 31, 2016	Five-Month Period Ended December 31, 2015	Seven-Month Period Ended July 31, 2015
Net sales	$89,762,595	$32,756,633	$37,014,847
Cost of goods sold:
Materials	34,068,765	14,132,675	15,872,536
Labor and benefits	11,797,776	3,749,721	4,259,767
Shipping	5,219,021	2,846,092	2,958,808
Other manufacturing costs	5,345,679	1,106,375	1,313,361

Total cost of goods sold	56,431,241	21,834,863	24,404,472

Gross profit	33,331,354	10,921,770	12,610,375
Selling, general and administrative expenses	22,391,588	10,005,065	11,728,464

Income from operations	10,939,766	916,705	881,911
Other expense:
Interest expense	(4,317,584)	(1,735,767)	(438,542)

Net income (loss)	$6,622,182	$(819,062)	$443,369

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

For the Year Ended December 31, 2016 and the

Five-Month Period Ended December 31, 2015 (Successor) and the

Seven-Month Period Ended July 31, 2015 (Predecessor)

	Members’ Capital	Members’ Accumulated Deficit	Total
Balance, December 31, 2014 (Predecessor)	$3,600,630	$(4,409,738)	$(809,108)
Distributions	–	(2,543,816)	(2,543,816)
Net income	–	443,369	443,369

Balance, July 31, 2015 (Predecessor)	3,600,630	(6,510,185)	(2,909,555)

Eliminate predecessor equity	(3,600,630)	6,510,185	2,909,555
Balance, July 31, 2015 (Successor)
Contributions	66,945,954	–	66,945,954
Distributions	(1,354,544)	–	(1,354,544)
Incentive unit compensation expense	–	150,294	150,294
Net loss	–	(819,062)	(819,062)

Balance, December 31, 2015 (Successor)	65,591,410	(668,768)	64,922,642
Contributions			–
Distributions	(3,653,288)	–	(3,653,288)
Incentive unit compensation expense	–	422,326	422,326
Net income	–	6,622,182	6,622,182

Balance, December 31, 2016	$61,938,122	$6,375,740	$68,313,862

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2016 and the

Five-Month Period Ended December 31, 2015 (Successor) and the

Seven-Month Period Ended July 31, 2015 (Predecessor)

		Successor	Predecessor
	Year Ended December 31, 2016	Five-Month Period Ended December 31, 2015	Seven-Month Period Ended July 31, 2015
Cash flows from operating activities:
Net income (loss)	$6,622,182	$(819,062)	$443,369
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	735,058	230,161	294,243
Amortization	6,651,390	3,371,412	189,510
Amortization for product certifications	72,051	32,918	42,831
Amortization of debt discount and deferred financing fees	251,665	100,300	62,403
Loss on disposal of equipment	62,845	–	–
Bad debt expense	40,961	41,592	821
Inventory provision	60,000	(328,000)	320,000
Non-cash incentive unit compensation expense	422,326	150,294	–
Changes in working capital components:
Accounts receivable	(2,947,759)	186,180	(2,339,323)
Inventories	(1,791,897)	1,867,839	(2,806,473)
Prepaid expenses and other assets	(533,215)	(30,149)	62,688
Accounts payable	3,106,626	(2,043,100)	3,100,643
Accrued expenses	1,197,459	(3,845,670)	4,060,145
Deferred revenue	535,651	(532,419)	1,065,193
Other long term liabilities	1,118,391	–	–

Net cash provided by (used in) operating activities	15,603,734	(1,617,704)	4,496,050

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(9,442,178)	(551,138)	(382,601)
Additions to production certification	(22,781)	(17,241)	(27,854)
Acquisition of Western Window Systems, net of cash	–	(99,151,728)	–

Net cash used in investing activities	(9,464,959)	(99,720,107)	(410,455)

Cash flows from financing activities:
Net payments on line of credit	–	(600,192)	600,192
Cash paid for loan costs	(159,801)	(1,095,900)	–
Principal payments on capital lease obligation		–	(2,169)
Proceeds from notes payable	–	45,000,000	–
Principal payments on notes payable	(1,012,000)	(225,000)	–
Principal payments on subordinated note payable	–	(4,161,133)	(2,500,000)
Contributions from members	–	66,945,954	–
Distributions to members	(3,653,288)	(1,354,544)	(2,543,816)

Net cash (used in) provided by financing activities	(4,825,089)	104,509,185	(4,445,793)

Net increase (decrease) in cash	1,313,686	3,171,374	(360,198)

Cash, beginning of period	3,171,374	–	1,175,436

Cash, end of period	$4,485,060	$3,171,374	$815,238

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,065,919	$1,735,767	$320,709

See notes to consolidated financial statements.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Significant Accounting Policies

GEF WW Parent LLC (the Company) was incorporated in June 2015 under the laws of the State of Delaware (dba Western Window Systems). The Company is a limited liability company that is a market-leading resource for doors and windows primarily used in wide opening applications that facilitate indoor-outdoor living. The Company manufactures aluminum doors and windows and vinyl doors sold into the high-end custom home market, the production home market, and select commercial markets. The Company is located in Phoenix, Arizona.

As further discussed in Note 2, GEF WW Buyer LLC (Buyer), an indirect wholly owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement dated as of July 1, 2015, to acquire all membership interests of WWS Acquisition, LLC (Predecessor). The acquisition closed on July 31, 2015.

Basis of consolidation: These financial statements present the consolidated financial position of GEF WW Parent LLC (Parent) and its subsidiaries, GEF WW Intermediate LLC (Intermediate) (100 percent owned by Parent), Buyer (100 percent owned by Intermediate), and WWS Acquisition, LLC (Predecessor) (100 percent owned by Buyer), (together the Company or Successor) as of December 31, 2016 and 2015 and the results of operations and cash flows for the year ended December 31, 2016 and the period of August 1, 2015 through December 31, 2015 (the Successor Period) and the results of operations of Predecessor for the period of January 1, 2015 through July 31, 2015. All significant intercompany balances and transactions have been eliminated in consolidation. Any reference to Successor means the Company on or after the closing on July 31, 2015 and any reference to Predecessor means WWS Acquisition, LLC on or prior to the closing on July 31, 2015.

Basis of accounting: The accompanying consolidated financial statements have been prepared on the accrual basis of accounting.

Use of estimates: The preparation of the consolidated financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include impairment considerations and valuation of incentive units. Actual results could differ from those estimates.

Cash: The Company may have cash in banks or other financial institutions in excess of their federally insured limits. The Company has not experienced any losses on these accounts.

Concentration of credit risk: The Company’s top customer accounted for approximately 9 percent and 20 percent of receivables and 9 percent and 11 percent of revenues for the year ended December 31, 2016 and both the five-month period ended December 31, 2015 and the seven-month period ended July 31, 2015, respectively.

The Company’s top suppliers accounted for approximately 33 percent and 53 percent of accounts payable, and 43 percent and 72 percent of total purchases for the year ended December 31, 2016 and both the five-month period ended December 31, 2015 and the seven-month period ended July 31, 2015, respectively.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable: Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within specific terms by customer. Early pay discounts are generally allowed for customers who provide a 50 percent deposit with a new custom order and pay the respective invoices within thirty days of the invoice date. The Successor and Predecessor have a volume program which does not require a deposit and is eligible for the early pay discount provided the respective invoices are paid within ten days of the invoice date. An allowance for discounts of approximately $114,000 and $165,000 is recorded as of December 31, 2016 and 2015, respectively.

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts, if necessary, based on estimated losses that will be incurred in collection of all receivables. The estimated losses are based on historical collection experience combined with a review of the current status of the existing receivables. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts. After collection efforts have been exhausted and management deems a receivable balance uncollectible, the allowance is adjusted and the accounts receivable balance is reduced. The allowance for doubtful accounts is approximately $161,000 and $105,000 at December 31, 2016 and 2015, respectively.

Inventories: Inventories consist of raw materials and work-in-process. Work-in-process includes materials, labor and manufacturing overhead. Inventories are valued at the lower of cost (first-in, first-out) or market. The Successor and Predecessor establish inventory reserves based upon projected customer demand compared to on-hand quantities. The inventory reserve recorded is $150,000 and $60,000 as of December 31, 2016 and 2015, respectively.

Debt discount: Lender fees and other finance costs incurred in connection with amounts financed are recorded as a debt discount. Such discount is amortized using the effective interest method, over the terms of the related debt. Total amortization of this discount was approximately $252,000 and $100,000 for the year ended December 31, 2016 and the five-month period ended December 31, 2015, respectively, and was approximately $62,000 for the seven-month period ended July 31, 2015. Amortization of debt discount is included in interest expense.

Equipment and leasehold improvements: Equipment and leasehold improvements are stated at cost. Depreciation and amortization is computed on the straight-line method over the estimated useful lives as follows:

Useful Lives
Description:
Machinery, equipment and vehicles	3 - 7 years
Furniture and fixtures	3 - 7 years
Leasehold improvements	lesser of estimated
useful life or lease term

Intangible assets: Intangible assets represent the fair value of customer lists, trade name, backlog and non-compete agreements acquired in connection with the acquisition of Western Window Systems, Inc. and are amortized over their estimated useful lives of 3 to 16 years. The fair values of customer lists, backlog and non-compete agreements were estimated based on discounted cash flows attributable to each respective intangible asset. The fair value of the trade name was estimated based on a relief from royalty method because the Company owns their trade name and is not required to pay a third party to license the name.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill: Goodwill represents the excess of costs over the fair value of the identifiable net assets acquired. The Company evaluates goodwill for impairment in accordance with Accounting Standards Codification (ASC) 350, Goodwill and Other Intangible Assets. ASC 350 requires goodwill to be tested for impairment using a two-step process, which is performed annually, as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. An impairment loss is recognized to the extent the carrying value of goodwill exceeds the implied fair value. Management has elected to perform its annual impairment testing in December of each year. Upon completion of its annual testing, management determined no impairment had occurred as of December 31, 2016 and 2015.

Prior to July 2015, the Predecessor elected ASU 2014-02 allowing private companies an accounting alternative for the subsequent measurement of goodwill. An entity within the scope of this guidance may elect to amortize goodwill on a straight-line basis over 10 years or less than 10 years if the entity demonstrates that another useful life is more appropriate. An entity that elects the accounting alternative is further required to make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Goodwill should be tested for impairment when a triggering event occurs that indicates that the fair value of an entity (or a reporting unit) may be below its carrying amount. Under this accounting alternative, the goodwill impairment amount, if any, would be the excess of the entity’s (or the reporting unit’s) carrying amount over its fair value. The Predecessor elected to early adopt this new guidance and began amortizing goodwill on a straight-line basis over 10 years and tested for impairment at the entity level when a triggering event occurred that indicated that the fair value of the entity was below its carrying amount. The Predecessor elected to adopt this guidance on the goodwill amount recorded relating to a transaction that occurred prior to December 31, 2014 and adoption of this guidance resulted in approximately $190,000 in goodwill amortization expense recorded for the seven-month period ended July 31, 2015.

Impairment of long-lived assets: Long-lived assets, such as equipment, leasehold improvements and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated and undiscounted future cash flows expected to be generated by the asset or asset group at the lowest level of identifiable cash flows. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of would be separately presented in the balance sheets reported at the lower of the carrying amount or fair value less costs to dispose, and would no longer be depreciated. No impairment loss has been recognized as of December 31, 2016 and 2015.

Product certifications: Product certifications represent costs incurred to obtain certification by regulators in order to sell the Company’s products. These certifications typically expire every four years, and costs incurred are amortized over the applicable certification period. Amortization expense was approximately $72,000 and $33,000 for the year ended December 31, 2016 and the five-month period ended December 31, 2015, respectively, and was approximately $43,000 for the seven-month period ended July 31, 2015.

Revenue recognition: Revenue is recognized upon shipment of products, at the time title and ownership transfers to the customer, the sales price is fixed, collection is reasonably assured, and there are no significant obligations remaining. Shipping and handling charges to customers are included in net sales.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Shipping and handling costs incurred are included in the cost of goods sold. All payments received in advance are recorded as deferred revenue in the consolidated balance sheets.

Sales taxes: Sales to customers are recorded net of the customers’ state and local sales tax obligations. Sales taxes are charged to customers at the applicable rates in effect for the taxing jurisdiction and remitted to the taxing authority in accordance with state law. These taxes are not recorded as revenues or expenses, but as a pass-through activity in the consolidated balance sheets.

Product warranty provisions: Management accrues monthly an estimate of its exposure to warranty claims based on both current and historical product sales data and warranty costs incurred. The standard policy is to warrant all shipped goods against defects in design, materials, and workmanship for two years by replacing failed parts. Glass components have warranties of 10 years through the glass supplier. Management assesses the adequacy of its recorded warranty liability annually and adjusts the amount as necessary. A warranty liability of approximately $491,000 and $260,000 are included in accrued expenses in the accompanying consolidated balance sheets as of December 31, 2016 and 2015.

Advertising costs: The costs of advertising and promotion are expensed as incurred. Advertising expenses for the year ended December 31, 2016 and the five-month period ended December 31, 2015, were approximately $1,912,000 and $704,000, respectively and were approximately $688,000 for the seven-month period ended July 31, 2015.

Income taxes: As a limited liability company, neither the Successor nor Predecessor is a taxpaying entity for federal income tax purposes. Accordingly, the Successor or Predecessor’s taxable income or loss is allocated to its members in accordance with provisions under its operating agreement. There are, however, certain other jurisdictions which levy income tax on the entity and accordingly, a provision has been considered in the accompanying consolidated financial statements.

The FASB issued guidance on accounting for uncertainty in income taxes. Management evaluated the Successor and Predecessor’s tax positions and concluded that they had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. The Successor is no longer subject to income tax examinations by the U.S. federal authorities for years before 2013 and state or local tax authorities for years before 2012.

Unit-based compensation: The Predecessor and Successor granted incentive units to certain officers and employees. Unit-based compensation expense is measured at the grant date for all unit-based awards made to employees and officers, based on the fair value of the award and is recognized as an expense over the requisite service period, which is generally the vesting period.

Recent accounting pronouncements: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019. Management is currently evaluating the impact of its pending adoption of the new standard on its consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. ASU 2015-11 is effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016 on a prospective basis. Management is currently evaluating the impact of its pending adoption of the new standard on its consolidated financial statements.

Recent accounting pronouncements (continued): In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. Management is currently evaluating the impact of its pending adoption of the new standard on its consolidated financial statements.

Subsequent events: Management has evaluated subsequent events through March 20, 2017, the date which the consolidated financial statements were available to be issued.

Note 2. Business Acquisition

Buyer purchased 100 percent of the equity of WWS Acquisition, LLC (Predecessor) in July 2015 from Omnia Group Fund I, LLC, OCC Equity Holdings, LP, Jason Funk and Scott Leech, for cash of approximately $100,000,000. The transaction was funded with a combination of new debt obligations as well as equity contributions. The acquisition purchase price was allocated to the respective assets and liabilities acquired, including intangible assets, based on their respective fair values at the date of acquisition. Management anticipates the operations of the entity will result in increased industry market awareness of existing products of the Company. The factors contributing to goodwill include the expectation of continued growth.

The fair value of accounts receivable included gross contractual amounts of approximately $4,555,000, less an amount not expected to be collected of approximately $249,000, resulting in a fair value of approximately $4,306,000.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$815,000
Accounts receivable	4,306,000
Inventories	7,511,000
Property and equipment	1,718,000
Prepaids expenses and other assets	224,000
Intangibles	66,400,000
Goodwill	38,844,000
Accounts payable and accrued expenses	(15,090,000)
Line of credit and long-term debt obligation	(4,761,000)

Net assets acquired, cash paid to seller	$99,967,000

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As part of the acquisition, the Company incurred transaction costs totaling approximately $1,385,000 that were not considered to be part of the purchase price and, therefore, have been included in selling, general, and administrative expenses on the accompanying consolidated statement of operations for the five-month period ended December 31, 2015. In addition, the Company incurred approximately $1,096,000 in deferred financing costs to obtain the debt financing for the acquisition. These costs have been recorded as a debt discount.

Goodwill acquired in the acquisition is deductible for income tax purposes.

The fair value of the respective intangible assets acquired was determined by management with assistance from a third party valuation firm using discounted cash flows.

Note 3. Inventories

The inventories consist of the following at December 31:

	2016	2015
Raw materials	$6,527,101	$5,380,112
Work-in-progress	1,325,762	650,854
Inventory reserves	(150,000)	(60,000)

Total	$7,702,863	$5,970,966

Note 4. Equipment and leasehold improvements

The following is a summary of equipment and leasehold improvements as of December 31:

	2016	2015
Furniture and fixtures	$746,306	$595,041
Machinery and equipment	1,172,584	1,101,691
Vehicles	21,218	21,218
Leasehold improvements	170,722	156,401
Construction in progress	9,477,332	394,981
Less accumulated depreciation	(904,716)	(230,161)

Total equipment and leasehold improvements	$10,683,446	$2,039,171

Depreciation expense was approximately $735,000 and $230,000 for the year ended December 31, 2016 and the five-month period ended December 31, 2015, respectively, and was approximately $294,000 for the seven-month period ended July 31, 2015.

During 2016, the Company entered into a facility lease in which the landlord provided a lease incentive option in the form of leasehold improvements to be reimbursed by the landlord and six free months of rent. The Company recorded an asset for the amount of the lease incentive option with a corresponding liability for the leasehold incentive obligation. The leasehold incentive obligation is being amortized over the lease term as a reduction to rent expense. At December 31, 2016 the remaining lease obligation was approximately $953,000 and is included in other liabilities on the consolidated balance sheets.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5. Related Party Transactions

The Successor and Predecessor incurred the following related party expenses for the Board of Directors and members for the year ended December 31, 2016 and the five-month period ended December 31, 2015, and the seven-month period ended July 31, 2015:

		Successor	Predecessor
	Year Ended December 31, 2016	Five-Month Period Ended December 31, 2015	Seven-Month Period Ended July 31, 2015
Interest on term note (Note 8)	$1,271,309	$840,383	$313,500
Management fees and expenses	59,074	564	174,840

	$1,330,383	$840,947	$488,340

Note 6. Intangible Assets and Goodwill

The following intangible assets and goodwill are included on the consolidated balance sheets at December 31:

	2016
	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Subject to amortization:
Customer relationships	9	$50,000,000	$7,870,371	$42,129,629
Trade name	16	15,400,000	1,363,542	14,036,458
Non-compete agreements	3	400,000	188,889	211,111
Backlog		600,000	600,000	–

		$66,400,000	$10,022,802	$56,377,198

Goodwill	NA	$38,844,006	$–	$38,844,006

	2015
	Weighted Average Useful Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Subject to amortization:
Customer relationships	9	$50,000,000	$2,314,814	$47,685,186
Trade name	16	15,400,000	401,042	14,998,958
Non-compete agreements	3	400,000	55,556	344,444
Backlog		600,000	600,000	–

		$66,400,000	$3,371,412	$63,028,588

Goodwill	NA	$38,844,006	$–	$38,844,006

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Estimated aggregate amortization expense for each of the next five years and thereafter is as follows for the years ending December 31:

2017	$6,651,389
2018	6,595,833
2019	6,518,056
2020	6,518,056
2021	6,518,056
Thereafter	23,575,808

$56,377,198

Amortization expense was approximately $6,651,000 and $3,371,000 for the year ended December 31, 2016 and the five-month period ended December 31, 2015, respectively, and approximately $189,000 for seven-month period ended July 31, 2015.

Note 7. Line of Credit

The Company entered into a revolving credit agreement (Revolver) as of July 31, 2015. The Revolver provides for maximum borrowings of up to $5,000,000 and is subject to a borrowing base calculation, as defined in the Revolver. Borrowings under the loan bear an interest rate equal to the base rate plus the base margin, as defined in the Revolver, approximately 4.5 percent at December 31, 2016. The Revolver is subject to a monthly unused line fee at an annual rate of .25 percent. At December 31, 2016 and 2015, there were no borrowings outstanding on the Revolver. Substantially all of the assets of the Company are pledged as collateral and the Revolver matures in July 2017. The Revolver is subject to certain financial and non-financial covenants.

Note 8. Notes Payable

Notes payable consists of the following at December 31:

	2016	Successor 2015

Notes payable secured by substantially all assets of the Company, due in principal installments of $225,000 per quarter through September 30, 2016, $337,500 per quarter through September 30, 2017, $450,000 per quarter through September 30, 2018, $562,500 per quarter through June 30, 2020, with the remaining outstanding balance due on July 31, 2020. Interest is due monthly at LIBOR plus the LIBOR margin as defined in the credit agreement, 9% at December 31, 2016. Beginning with the fiscal year ending December 31, 2016, the loan agreement requires an additional annual payment based on the excess cash flow calculation, as defined in the loan agreement. The loan agreement is subject to financial and non-financial covenants.

	$43,762,500	$44,775,000

	43,762,500	44,775,000
Less debt discount	(903,236)	(995,600)
Less current maturities	(1,723,500)	(1,012,500)

	$41,135,764	$42,766,900

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Note is subject to certain financial covenants, at December 31, 2016, management believes the Company is in compliance with these covenants. Current maturities includes an excess cash flow payment of $261,000 as required under the credit agreement based on the Company meeting certain financial ratios.

During August 2016, certain provisions of the credit agreement were amended to increase the capital expenditures provision and to add a liquidity covenant.

Future maturities of notes payable are as follows as of December 31:

2017	$1,723,500
2018	1,912,500
2019	2,250,000
2020	37,876,500

$43,762,500

Note 9. Warranty Liability

Changes in the warranty liability included in accrued expenses are as follows:

		Successor	Predecessor
	Year Ended December 31, 2016	Five-Month Period Ended December 31, 2015	Seven-Month Period Ended July 31, 2015
Balance at the beginning of period	$260,026	$248,395	$197,107
Warranties accrued during the period	852,294	294,953	366,701
Warranty work incurred during the period	(621,137)	(283,322)	(315,413)

Balance at the end of period	$491,183	$260,026	$248,395

Note 10. Members’ Equity

Successor: Parent was formed in June 2015, and the Operating Agreement included the establishment of a Board of Managers and two classes of Membership Units. Generally, profits and losses will be allocated to each holder of Membership Units on a pro-rata basis based on the number of units held, and holders of units are to receive quarterly tax distributions on a pro-rata basis.

Common units: Initial capital of approximately $67,000,000 was contributed by members to fund the transaction in July 2015. The holders of common units have voting rights. There were 890,000 common units outstanding as of December 31, 2016 and 2015.

Incentive units: Holders of incentive units do not have voting rights. As discussed in Note 13, incentive units were granted during the year ended December 31, 2016 and 2015.

Note 11. Profit Sharing Plan

The Company has a 401(k) profit sharing plan for the benefit of its employees. To participate, employees must meet certain eligibility requirements as defined by the plan. The Company may make contributions to the plan at their discretion. The Company’s expense for the plan was approximately $80,000 and $25,000 for the year ended December 31, 2016 and the five-month period ended December 31, 2015, respectively, and approximately $39,000 for the seven-month period ended July 31, 2015.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12. Commitments and Contingencies

Operating leases: The Company leases its office and warehouse space and various other equipment through noncancelable operating leases expiring through October 2022. Monthly payments for these leases range from $300 to approximately $92,000. In 2016 the Company signed a new lease to move into a new facility and moved their production to this new location in December 2016.

Future minimum lease payments under these arrangements are as follows at December 31:

2017	$1,601,000
2018	1,597,000
2019	1,624,000
2020	1,289,000
2021 and thereafter	8,590,000

$14,701,000

Rent expense was approximately $723,000 and $232,000 for the year ended December 31, 2016 and the five-month period ended December 31, 2015, respectively, and was approximately $295,000 for the seven-month period ended July 31, 2015.

Litigation: The Company, from time to time, is involved in various legal proceedings and claims in the ordinary course of its business. In the opinion of the Company’s management, the probable resolution of such contingencies will not have a material adverse effect on the financial position or results of operations of the Company.

Note 13. Incentive Units

The Company’s Operating Agreement provides for the grant of incentive units to officers and employees of the Company. The total amount of incentive units reserved for issuance under the Equity Incentive Plan is 132,987. The total incentive units issued and outstanding were 125,313 and 102,299 and total vested were 19,407 and -0- as of December 31, 2016 and 2015, respectively. The incentive units are both time vested and performance based incentive units. Time vested incentive units generally vest over five years and provide for accelerated vesting if there is a capital transaction (as defined). Performance based incentive units vest based on upon a capital transaction.

As previously discussed, the Company uses an option pricing model to determine the fair value of unit grants. Compensation expense recorded for the year ended December 31, 2016 and the five-month period ended December 31, 2015, respectively, in connection with the incentive unit grants was approximately $422,000 and $150,000 related to Series A. No compensation expense has been recorded relating to the Series B, C, or D incentive units granted as those incentive units will vest upon the occurrence of a capital transaction. As of December 31, 2016 and 2015 there was approximately $1,195,000 and $1,290,000 of unrecognized compensation expense related to nonvested incentive units granted expected to be recognized over a weighted-average period of approximately four years. The incentive units do not have an expiration date.

GEF WW PARENT LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the incentive units at their grant dates were as follows:

	2016	2015
Series A	$23.17	$23.17
Series B	16.53	16.53
Series C	12.51	12.51
Series D	10.01	10.01

The weighted-average assumptions utilized in the Black Scholes model for the years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Expected dividend yield	0.00%	0.00%
Expected volatility	46.70%	46.70%
Risk-free interest rate	1.27%	1.27%
Expected life	4 years	4 years
Forfeiture rate	0.00%	0.00%

A summary of incentive unit activity as of December 31, 2016 and 2015 and changes during the five-month period then ended is presented below:

Incentive Units
Outstanding at August 1, 2015	–
Repurchased	–
Forfeited	–
Granted	102,299

Outstanding at December 31, 2015	102,299
Repurchased	–
Forfeited	–
Granted	23,014

Outstanding at December 31, 2016	125,313